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                                                                   EXHIBIT 10.24


                              EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement") is made effective June 1, 2000, by and between STATER BROS. MARKETS, a California corporation, hereinafter referred to as "Employer" and Phillip J. Smith, hereinafter referred to as "Employee". Employer and Employee are sometime herein referred to as "party" or collective as "parties".

                                    RECITALS

        This Agreement is made with reference to the following facts:

        A. Employee has been employed by Employer in various capacities for more than thirteen (13) years, and currently is serving as Vice President - Controller and Chief Accounting Officer.

        B. Employer desires to obtain the continued services of Employee as Vice President - Controller and Chief Accounting Officer.

        C. Employee is willing to continue serving as Vice President - Controller and Chief Accounting Officer of Employer upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Employment. Employer hereby engages Employee and Employee hereby accepts employment with Employer as Vice President - Controller and Chief Accounting Officer.

        2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of three (3) years, provided that the term shall be renewed automatically for an additional three (3) year term, unless sooner terminated as provided in Paragraph 8. The term of this Agreement shall also be renewed, subject to the provisions of Paragraph 8, for a three (3) year term, if such renewal is accepted by Employee in writing, upon a Change of Control. Change of Control shall mean and include any of the following:

               1. The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13 D-3 promulgated under the Act) of fifty percent (50%) or more of either the outstanding shares of common stock of Employer's then outstanding voting securities entitled to vote generally;

               2. The approval by the stockholders of Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons

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                      who were stockholders of Employer immediately prior to
                      such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities;

               3. The sale of fifty percent (50%) or more of the assets of the Employer.

        3. Duties. Employee shall assume and perform such reasonable responsibilities and duties as may be ordinarily performed by a Vice President - Controller and Chief Accounting Officer, and/or such other duties as may be assigned by the President and Chief Executive Officer of Employer. Such duties shall be performed in the Southern California area and, without his written consent, Employee shall not be required to perform his duties at a location outside of a thirty (30) mile radius from the existing company headquarters at 21700 Barton Road in Colton, California.

        4. Compensation.

               4.1 Salary. Employee shall be entitled to a basic salary in an amount equal to that which Employee is currently receiving from Employer. Employee's basic salary may be increased on April 1 of each year during the term of this Agreement in an amount, if any, determined by Employer's President, Chief Executive Officer or the Board of Directors.

               4.2 Bonus. In addition to Employee's basic salary, Employee shall be entitled to receive such incentive and performance bonuses as may have been earned by Employee but not yet paid by Employer as of the date of this Agreement. In addition, Employee shall be entitled to receive from Employer such incentive and performance bonuses as may be consistent with Employer's bonus policy for senior officers as the same may exist from time to time, but not less than that which would have been earned under the terms of Employer's bonus policy for senior officers existing as of the date of this Agreement.

               4.3 Additional Benefits.

                      4.3.1 Business Expenses. Employee shall be entitled to reimbursement for reasonable and necessary expenses incurred by Employee in the performance of his duties; provided, however, all such expenses shall be substantiated and in accordance with reasonable standards established from time to time by Employer's Board of Directors.

                      4.3.2 Benefits Generally Offered. In addition to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate, to the extent allowable in accordance with his status, in all employee benefits offered from time to time by Employer to its senior officers, including, without limitation, pension plans, profit sharing plans, group life insurance, group health insurance and group disability insurance.



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        5. Vacation and Sick Leave. Employee shall be entitled to a paid vacation of four (4) weeks annually. In addition, Employee shall be entitled to paid time off for personal illness in accordance with Employer's policy for such leave as the same may exist from time to time.

        6. Devotion of Time. Employee shall devote his full time, attention and energies to the business of Employer allowing time off for illness and vacation. Notwithstanding the foregoing, Employee may engage in other personal business so long as the performance of such activities do not interfere with the efficient and timely performance of Employee's duties hereunder.

        7. Restrictive Covenants.

               7.1 Non-Competition. During the term of Employee's employment under this Agreement, Employee shall not own or have any interest directly in, or act as an officer, director, agent, employee or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, or entity which shall be competitive with the supermarket business then engaged in by Employer, in any area where Employer engages in business. The restrictions of this Paragraph prohibiting ownership in a competitive business shall not apply to (i) any ownership or interest held by Employee at the time of execution of this Agreement, (ii) any ownership of publicly traded stock, or
(iii) any investment in real property (whether made directly or through the vehicle of a partnership, corporation, investment trust or other entity), notwithstanding the fact that a supermarket in competition with Employer might be a lessee of some or all of such real property.

               7.2 Delivery of Records. Upon termination of Employee's employment with Employer, Employee shall deliver to Employer all books, records, lists of suppliers and customers, samples, price lists, brochures and other property belonging to Employer or developed in connection with the business of Employer.

               7.3 Confidentiality. Except in the course of Employer's business, Employee shall not at any time during or after his employment with Employer, reveal, divulge or make known to any person, firm or corporation any confidential knowledge or information or any confidential facts concerning any suppliers, customers, methods, processes, developments, schedules, lists or plans of or relating to the business of Employer and will retain all confidential knowledge and information which he has acquired or which he will acquire during his employment therewith relating to such suppliers, customers, methods, processes, developments, schedules, lists or plans and the business of Employer for the sole benefit of Employer, its successors and assigns; provided, however, that this restriction shall not apply to any knowledge, information or fact held by or known to Employee which is generally available from sources other than Employee or which was acquired by Employee other than in his capacity as Employee.

               7.4 Reasonableness. In the event any court shall finally hold that the time or territory or any other provision of this Paragraph 7 constitutes an unreasonable restriction against Employee, the provisions hereof shall not be rendered void but shall apply as to such



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time, territory and other provision to such extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

               7.5 Survival. The provisions of this Paragraph 7 shall survive the termination of the term of this Agreement and shall run to and inure to the benefit of Employer, its successors and assigns.

        8. Termination.

               8.1 Termination at Will. Employee's employment under the terms of this Agreement may be terminated at any time by either party upon ninety (90) days written notice to the other party.

               8.2 Termination for Cause.

                      8.2.1 Employee's employment under the terms of this Agreement may be terminated immediately, at the option of Employer, if Employee defaults in the performance of any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by him, and such default continues for a period of thirty (30) days after written notice from Employer, which notice shall describe the default with particularity.

                      8.2.2 Employee's employment under the terms of this Agreement may be suspended without pay immediately, at the option of Employer, in the event that criminal charges involving a felony of moral turpitude should be filed against Employee. In the event Employee is convicted of such crime, such suspension shall automatically become a termination for cause. In the event that Employee is acquitted of such crime, or in the event such charges should be dismissed, such suspension shall be terminated and employee shall be reinstated retroactively.

        9. Payments upon Termination of Employment.

               9.1 Payments to Employee. IN THE EVENT OF THE CESSATION OF EMPLOYEE'S EMPLOYMENT PRIOR TO THE EXPIRATION OF THE TERM OF THIS AGREEMENT, EMPLOYER SHALL PAY TO EMPLOYEE THE AMOUNTS SET FORTH IN THIS PARAGRAPH 9 BIWEEKLY THROUGHOUT THE BALANCE OF THE TERM OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT EMPLOYER SHALL HAVE NO OBLIGATION TO PAY ANY AMOUNTS WHATSOEVER UNDER THE PROVISIONS OF THIS PARAGRAPH 9 IF EMPLOYEE: (a) IS TERMINATED BY JACK
H. BROWN IN HIS CAPACITY AS PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER OF EMPLOYER; (b) IS TERMINATED BY EMPLOYER'S BOARD OF DIRECTORS WITH THE CONCURRENCE OF JACK H. BROWN IN HIS CAPACITY AS PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER OF EMPLOYER; (c) VOLUNTARILY TERMINATED HIS EMPLOYMENT DURING SUCH TIME AS JACK H. BROWN MAY BE PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER OF EMPLOYER;
(d) IS TERMINATED FOR CAUSE, AS THAT TERM IS DEFINED IN PARAGRAPH 8.2 HEREOF; OR
(e) IF UPON A CHANGE OF CONTROL, EMPLOYEE ACCEPTS A RENEWAL OF THE TERM OF THIS AGREEMENT AND THEREAFTER VOLUNTARILY TERMINATES HIS EMPLOYMENT.



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                      9.1.1 Calculation of Payments. The first twenty-six (26)
payments to be made pursuant to the terms of this Paragraph 9 shall be in an amount equal to 1/26th of the greater of (i) the average of the annual total compensation (including, but not limited to, salary and bonus) paid by Employer, its affiliates and/or successors to Employee during the three (3) year period immediately preceding Employee's termination of employment hereunder, or (ii) the amount of Employee's total compensation (including, but not limited to, salary and bonus) paid by Employer, its affiliates and/or successors to Employee during the twelve (12) month period immediately preceding Employee's termination of employment. Thereafter, the biweekly payments shall increase annually in accordance with Subparagraph 9.1.2.

                      9.1.2 Annual Increases. On each anniversary of Employee's termination from employment, any remaining amounts to be paid during the next year pursuant to this Paragraph 9 shall be increased to an amount equal to one hundred ten percent (110%) of the amounts required to be paid by Employer hereunder under the provisions of this Paragraph 9 during the preceding year.

               9.2 Payments Upon Death. In the event of the death of Employee, Employer shall nonetheless pay to the estate of Employee, or in such other manner as Employee may designate in writing to Employer, all sums which would otherwise have been paid to Employee under this Paragraph 9 for the balance of the term of this Agreement. For purposes of funding this obligation to make payments upon Employee's death, Employer may purchase and hold such life insurance policies on the life of Employee as may be appropriate; provided, however, that if the total funds available to Employer under the terms of such life insurance policies exceed the amount which would otherwise be payable to Employee by Employer under the terms of this Paragraph 9, Employer's payment obligation under this Paragraph 9 shall be increased to the total amount received by Employer under such insurance policies.

               9.3 Termination of Payments. All payments due Employee under this Paragraph 9 shall cease in the event Employee is employed to perform management services for compensation for any supermarket chain located in any area where Employer engages in the supermarket business.

        10. Prior Agreements. All prior employment agreements between Employer and Employee are hereby superseded and any such agreement or agreements shall be of no further force or effect.

        11. Personal Nature. This Agreement is personal, and is entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer.

        12. Notices. Any and all notice or other communications required or permitted by this Agreement or by law to be given by any of the parties hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:



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                      Employer                          Employee

                      Stater Bros. Markets         Phillip J. Smith
                      21700 Barton Road            5991 Windemore Way
                      Colton, CA  92324            Riverside, CA 92506


               Each party may change the address for notice hereunder by giving written notice of such change in the manner provided for in this Paragraph.

        13. Good Faith. All approvals required to be given by each party shall be given or denied in good faith and may not be unreasonably denied. Each party shall use due diligence in its attempt to accomplish any act required to be accomplished by that party.

        14. Attorneys' Fees. In the event that it should become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees as a part of any judgment therein, in addition to any other award which may be granted.

        15 Applicable Law/Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California, with proper venue for any litigation or arbitration in San Bernardino County, California.

        16. Integrated Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement.

        17. Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs and assigns.

        18. Severability. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity, or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

        19. Indemnity. Employer shall indemnify and hold Employee harmless from and against any and all loss, cost, liability and damage (including attorneys' fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement, unless it be shown that the act or omission was not in good faith, or in the event of criminal proceedings that Employee had reasonable



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cause to believe his conduct was unlawful. An adverse judgment or plea of nolo contendere shall not create a presumption that Employee did not act in good faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by Employer upon receipt of an undertaking by or on behalf of the Employee to repay such expense if it is later determined that Employee was not entitled to indemnification.

        This Agreement is executed to be effective as of the date first above set forth.

                                             Employee


                                             -----------------------------------
                                             Phillip J. Smith


                                             Employer

                                             Stater Bros. Markets,
                                             a California corporation



                                             By:
                                                --------------------------------
                                                Jack H. Brown, President and
                                                Chief Executive Officer



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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment To Employment Agreement ("Amendment") is made effective November 6, 2000, by and between STATER BROS. MARKETS, a California corporation, hereinafter referred to as "Employer" and Phillip J. Smith, hereinafter referred to as "Employee". Employer and Employee are sometime herein referred to as "party" or collective as "parties".

                                    RECITALS

        This Agreement is made with reference to the following facts:

        A. Employee and Employer entered into that certain Employment Agreement dated June 1, 2000 ("Employment Agreement").

        B. Employee and Employer desire to amend the Employment Agreement on the terms and conditions contained herein.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Sections B. and C. of the Recitals are amended to delete the words "Vice President - Controller and Chief Accounting Officer" and substituting in their place "Senior Vice President and Chief Financial Officer".

        2. Duties. The first sentence in Section 3 is amended to read as follows:

               "Employee shall assume and perform such reasonable responsibilities and duties as may be ordinarily performed by a Senior Vice President and Chief Financial Officer, and/or such other duties as may be assigned by the President and Chief Executive Officer of Employer."

        3. A new Section 4.3.3 is added to the Employment Agreement to read as follows:

               "4.3.3 Company Car. Throughout the term of this Agreement, Employee shall be entitled to the exclusive use of a company car of at least the same type and quality as that furnished to Employee as of the date of this Agreement. Employer shall replace such company car from time to time with new vehicles, such that the company car provided to Employee shall at no time be older than two (2) years. All expenses of maintenance, operation and insurance shall be paid by Employer or reimbursed by Employer to Employee."

        4. No Other Amendment. Except as expressly amended by this Amendment, the Employment Agreement as amended remains in full force and effect.

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        5. Counterparts. This Amendment may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

        This Amendment is executed to be effective as of the date first above set forth.

Employer                                     Employee

Stater Bros. Markets,
a California corporation



By:
   --------------------------------          -----------------------------------
        Jack H. Brown                        Phillip J. Smith
Its:    President and Chief
        Executive Officer




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